                                                                    EXHIBIT 99.1


                                 WORKSTREAM INC.

                      NOTICE OF ANNUAL AND SPECIAL MEETING
                                 OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN THAT the annual and special meeting of the shareholders of WORKSTREAM INC. (the "Corporation") will be held on Thursday, November 7, 2002 at the offices of Workstream Inc. located at 495 March Road, Suite 300, Ottawa, Ontario commencing at 10:00 a.m. (Ottawa time) for the following purposes:

   1. to receive and consider the financial statements of the Corporation for the fiscal year ended May 31, 2002 together with the auditor's report thereon and the Annual Report to the shareholders;

   2.    to elect the following persons as directors of the Corporation:

                  Michael Mullarkey
                  Thomas Danis
                  Matthew Ebbs
                  Michael Gerrior
                  Arthur Halloran
                  Cholo Manso

   3.    to appoint PricewaterhouseCoopers LLP as auditors of the Corporation;

   4.    to authorize the directors to fix the remuneration of the auditors;

   5. to approve the meeting minutes of the Annual Meeting of Shareholders of October 3, 2001 and the Special Meeting of Shareholders of November 6, 2001;

   6. to approve a resolution to amend the Corporation's stock option plan, the particulars of which are set out in the accompanying Management Proxy Circular;

   7. to approve a special resolution, in the form annexed to the accompanying Management Proxy Circular as Exhibit "A", to amend the Articles of the Corporation to create a new class of Class A Preferred Shares; and

   8. to transact such further and other business as may properly be brought before the meeting or any adjournment or any adjournments thereof.

The enclosed proxy is solicited by our management. We have enclosed a copy of our annual report for the fiscal year ended May 31, 2002, which is not a part of the proxy soliciting materials.

The financial statement referred to in paragraph 1 above are set out in the 2002 Annual Report of the Corporation, a copy of which is attached to this Notice of Meeting.

Your vote is important. Please sign, date and return your proxy card promptly so your shares can be represented, even if you plan to attend the meeting. Please see the proxy card for instructions on how to vote. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement or by attending the meeting and voting in person.

         DATED this 2nd day of October, 2002.

                  BY ORDER OF THE BOARD OF DIRECTORS


                                         Michael Mullarkey, Chairman

NOTE:
IF YOU ARE UNABLE TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY. A POSTAGE PAID ADDRESSED ENVELOPE HAS BEEN ENCLOSED.